UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007 (February 28, 2007)

Eagle Bulk Shipping Inc.
(Exact Name of Registrant as Specified in its Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 785-2500
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On February 28, 2006, Eagle Bulk Shipping Inc. (the ‘‘Company’’) announced that the Company has purchased three Japanese-built Supramax vessels for a total price of $138.7 million from two separate vendors. The three ships are expected to be delivered in the second quarter of 2007. The Company also announced that it has entered into a Letter of Intent with IHI Marine United Inc., one of Japan’s pre-eminent shipyards, for the construction of two ‘Future-56’ class Supramax vessels. These 56,000 deadweight ton vessels have a contract price of $33.2 million each and are expected to be delivered in the fourth quarter of 2008 and the first quarter of 2009, respectively. The Company also announced that it has sold the oldest and smallest vessel in its fleet, the Shikra, for a gross sale price of $12.525 million, basis drydocking and intermediate surveys due.

A copy of the Press Release, announcing the above transactions, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated February 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
By:	/s/ Sophocles N. Zoullas
Name: Sophocles N. Zoullas Title: Chief Executive Officer

Date: February 28, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 28, 2007.